Exhibit 99.2

FOR IMMEDIATE RELEASE

MATTRESS FIRM PROVIDES LONG-TERM TARGETS THROUGH FISCAL 2018

—  Anticipates 13% to 15% Adjusted EBITDA CAGR from the End of Fiscal 2015 through Fiscal 2018 —

—  Targets Over 20% Adjusted EPS CAGR from the End of Fiscal 2015 through Fiscal 2018 —

—  Reaffirms Full Year Fiscal 2015 Sales, Adjusted EBITDA and Adjusted EPS Guidance —

HOUSTON, October 22, 2015 /BUSINESSWIRE/ — Mattress Firm Holding Corp. (the “Company”) (NASDAQ: MFRM) today announced updated targets through the fiscal year ending January 29, 2019 (“fiscal 2018”).  These targets reflect only company-operated stores and do not contemplate opportunistic acquisitions.  The Company currently anticipates fiscal 2018 net sales of $3.4 to $3.5 billion, representing an approximately 10% to 11% compounded annual growth rate (“CAGR”) from the midpoint of its fiscal 2015 guidance.  The Company also targets fiscal 2018 Adjusted EBITDA of approximately $375 to $395 million.  As a result of this growth in sales and Adjusted EBITDA, the Company anticipates over 20% compounded annual growth in Adjusted EPS over the three fiscal years from the end of fiscal 2015 to the end of fiscal 2018.

Anticipated Fiscal 2018 Financial Targets:

	Fiscal 2018 (1)	Fiscal 2015-Fiscal 2018 CAGR (2)
Net Sales (in millions)	$3,400 - $3,500	10% - 11%
Adjusted EBITDA (in millions)	$375 - $395	13% - 15%
Annual Adjusted EPS Growth	—	20%+

(1)         Does not take into account, or give effect for, acquisitions that may be completed by the Company during the presented time periods or any other events that are beyond the Company’s reasonable control.  Further these targets assume that no significant or prolonged economic slowdown occurs.

(2)         Represents approximate compounded annual growth rate from the midpoint of fiscal 2015 guidance through fiscal 2018.

“We are excited about the long-term growth opportunity ahead of us as we continue to build the first national mattress specialty retailer,” said Steve Stagner, chief executive officer.  “Over the past several months we have focused on simultaneously integrating the 668 stores we acquired through the multiple acquisitions that we completed in fiscal 2014 and taking the opportunity to implement best practices across the chain.  We continue to make progress in these integrations, and are reaffirming our outlook for fiscal 2015.  Looking forward, we see significant opportunities to grow sales and expand margins as we execute our Relative Market Share model.  As we do this we believe we will continue to create long-term value for our shareholders.”

2015 Financial Guidance

The Company also reaffirmed its full year fiscal 2015 financial outlook for sales, Adjusted EBITDA and Adjusted EPS.  This outlook is based on year-to-date results, continued volatility inside oil-affected markets, and the discontinuation of the Mattress Pro concept.  As previously stated, these projections are forecasts and are intended solely to give investors an understanding of management’s expectations for the full fiscal year in light of the recent consumer environment and sales trends. The projections do not take into account, or give effect for, acquisitions that may be completed by the Company during the fiscal year or any other events that are beyond the Company’s reasonable control. Please refer to “Reconciliation of Reported (GAAP) to Adjusted Statements of Operations Data” in the second quarter earnings release dated September 11, 2015 for a reconciliation of GAAP EPS to Adjusted EPS and other information which is not calculated on a GAAP basis. Adjusted data for future periods reflects management’s reasonable estimates of appropriate adjustments based on historical experience. For the 52-week fiscal year ending February 2, 2016 (“fiscal 2015”), the Company continues to anticipate:

5815 Gulf Freeway • Houston, TX • 77023 • Phone: 713-923-1090 • Fax: 713-923-1096

	Fiscal 2015	% Growth (3)
New Store Growth (net of closures)	250 - 270	—
Net Sales (in millions)	$2,530 - $2,550	41%
Comparable-Store Sales Growth	Low Single Digit	—
Adjusted EBITDA (in millions)	$253 - $262	35%
Adjusted EPS	$2.30 to $2.45	17%

(3)         Represents approximate growth from actual results for the 53-weeks ended February 3, 2015 (excluding the incremental sales impact of the 53rd week for purposes of comparable-store sales growth), to the midpoint of the fiscal 2015 guidance.

Webcast Information

As previously announced, the Company will host an analyst day today.  The event will begin at 12:30 pm Eastern Time and conclude at approximately 3:30 pm Eastern Time, and will include presentations by senior management, followed by a question and answer session.  A live audio and video webcast of the event including slide presentations will be accessible via the Company’s website, ir.mattressfirm.com, under “Presentations”.  A replay of the webcast along with slide presentations will be available on the Company’s website through December 31, 2015.

Forward-Looking Statements

Certain statements contained in this press release are not based on historical fact and are “forward-looking statements” within the meaning of applicable federal securities laws and regulations. In many cases, you can identify forward-looking statements by terminology such as “may,” “would,” “should,” “could,” “forecast,” “feel,” “project,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “intend,” “potential,” “continue” or the negative of these terms or other comparable terminology; however, not all forward-looking statements contain these identifying words. The forward-looking statements contained in this press release, such as those relating to our net sales, GAAP and Adjusted EPS and net store unit change for fiscal year 2015 and any anticipated effects of any recent acquisitions, are subject to various risks and uncertainties, including but not limited to downturns in the economy; reduction in discretionary spending by consumers; our ability to execute our key business strategies and advance our market-level profitability; our ability to profitably open and operate new stores and capture additional market share; our relationship with our primary mattress suppliers; our dependence on a few key employees; the possible impairment of our goodwill or other acquired intangible assets; the effect of our planned growth and the integration of our acquisitions on our business infrastructure; the impact of seasonality on our financial results and comparable-store sales; our ability to raise adequate capital to support our expansion strategy; our success in pursuing and completing strategic acquisitions; the effectiveness and efficiency of our advertising expenditures; our success in keeping warranty claims and comfort exchange return rates within acceptable levels; our ability to deliver our products in a timely manner; our status as a holding company with no business operations; our ability to anticipate consumer trends; risks related to our primary stockholder, J.W. Childs Associates, L.P.; heightened competition; changes in applicable regulations; risks related to our franchises, including our lack of control over their operation and our liabilities if they default on note or lease obligations; risks related to our stock and other factors set forth under “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended February 3, 2015 filed with the Securities and Exchange Commission (“SEC”) on April 3, 2015 and our other SEC filings. Forward-looking statements relate to future events or our future financial performance and reflect management’s expectations or beliefs concerning future events as of the date of this press release. Actual results of operations may differ materially from those set forth in any forward-looking statements, and the inclusion of a projection or forward-looking statement in this press release should not be regarded as a representation by us that our plans or objectives will be achieved. We do not undertake to publicly update or revise any of these forward-looking statements, whether as a result of new information, future events or otherwise.

About Mattress Firm Holding Corp.

With more than 2,300 company-operated and franchised stores across 41 states, Mattress Firm Holding Corp. (MFRM) has the largest geographic footprint in the United States among multi-brand mattress retailers. Founded in 1986, Houston-based MFRM is the nation’s leading specialty bedding retailer with over $2.2 billion in sales over the past 12 months. MFRM, through its family of brands, including Mattress Firm and Sleep Train, offers a broad selection of both traditional and specialty mattresses, bedding accessories and other related products from leading manufacturers, including Sealy, Tempur-Pedic, Serta, Simmons, Stearns & Foster, and Hampton & Rhodes. More information is available at www.mattressfirm.com. MFRM’s website is not part of this press release.

Investor Relations Contact:

Scott McKinney, Vice President of Investor Relations, ir@mfrm.com or 713-328-3417

Media Contact:

Kimberly Wise, kwise@jacksonspalding.com or 214-646-1659

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